Exhibit (99.2)

NOTICE OF GUARANTEED DELIVERY

For Tender of

2.500% Senior Notes due 2018

3.300% Senior Notes due 2020

4.000% Senior Notes due 2025 or

4.400% Senior Notes due 2026

of

McGraw Hill Financial, Inc.

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company’s (as defined below) (a) 2.500% Senior Notes due 2018; (b) 3.300% Senior Notes due 2020; (c) 4.000% Senior Notes due 2025; or (d) 4.400% Senior Notes due 2026 ((a), (b), (c) and (d), collectively, the “Old Notes”) are not immediately available, (ii) Old Notes and the Letter of Transmittal cannot be delivered to U.S. Bank National Association (the “Exchange Agent”) on or prior to 5:00 p.m., New York City time on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Exchange Agent. See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus dated                     , 2015 (which, together with the related Letter of Transmittal, constitutes the “Exchange Offer”) of McGraw Hill Financial, Inc., a New York corporation (the “Company”).

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

By Mail or in Person

U.S. Bank National Association

Attention: Specialized Finance—Mike Tate

111 Filmore Avenue

St. Paul, MN 55107-1402

By Email or Facsimile Transmission (for Eligible Institutions Only)

Email: cts.specfinance@usbank.com

Fax: (651) 466-7367

For Information and to Confirm by Telephone

(800) 934-6802

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.